EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 31, 2014, relating to the consolidated financial statements of LendingClub Corporation as of and for the year ended December 31, 2013 appearing in the Annual Report on Form 10-K of LendingClub Corporation for the year ended December 31, 2013, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

May 29, 2014